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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 19, 2026
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Allegheny Center
Nova Tower 2
Pittsburgh, Pennsylvania 15212
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrant, each whole warrant exercisable to purchase one share of Common Stock at an exercise price of $5.481	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 19, 2026, the Company issued a press release providing its preliminary results for the quarter ended September 30, 2026 and certain other business updates. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
Item 2.02 above is incorporated herein by reference.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 8.01 Other Events.
Based on preliminary financial information, Eos currently expects:
•Revenue of $82 million to $83 million for the three-month period ended September 30, 2026, driven by a 23% increase in shipments compared to the prior quarter.
•Gross margin loss between 53% and 55%, for the three-month period ended September 30, 2026 reflecting continued progress in manufacturing scale and operational execution. As the Company continues staffing and training employees to support additional shifts on Line 2 at Thorn Hill, Eos expects further margin expansion from higher production volumes, higher capacity utilization, consolidation into one footprint and ongoing cost-reduction initiatives.
•Total Cash, including restricted cash, of approximately $344 million as of September 30, 2026.
•Backlog of approximately $765 million as of September 30, 2026.
These preliminary results for the third quarter ended September 30, 2026 are preliminary and estimated based on the information available to us at this time, and should not be viewed as a substitute for our interim unaudited condensed consolidated financial statements prepared in accordance with GAAP. Actual financial results for the third quarter ended September 30, 2026, may differ materially from the preliminary financial results. Accordingly, you should not place undue reliance on these preliminary results. The preliminary results for the third quarter ended September 30, 2026 have been prepared by and are the responsibility of management. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance with respect thereto.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

99.1	Press release of Eos Energy Enterprises, Inc., dated October 19, 2026
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: October 19, 2026	By:	/s/ Alessandro Lagi
		Name:	Alessandro Lagi
		Title:	Chief Financial Officer

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